McGLADREY & PULLEN, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS










                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the use of our report dated September 29, 1995, on the financial statements of Templeton Global Utilities, Inc. referred to therein, in the Registration Statement on Form N-14 of Franklin Strategic Series, File no. 811-6243 being filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Prospectus/Proxy Statement under the Caption "Financial
Highlights".



                                       McGladrey & Pullen, LLP




New York, New York
December 15, 1995